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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 2-83692, No. 33-16680, No. 33-51892, No. 33-51894,
No. 33-63832, No. 33-55341, No. 33-60499, No. 333-12531, No. 333-39087, and No.
333-39089) of McDermott International, Inc. and the Registration Statement on Form S-3 (No. 33-54940) of McDermott Incorporated and in the related Prospectuses of our report dated February 22, 2000 relating to the consolidated financial statements of McDermott International, Inc. which appears in this Form 10-K.



PricewaterhouseCoopers LLP
New Orleans, Louisiana
March 24, 2000